FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2005

                        DualStar Technologies Corporation
             (Exact name of registrant as specified in its charter)


             DELAWARE               0-25552                13-3776834
   State or other Jurisdiction    (Commission            (IRS Employer
         of Incorporation         File Number)        Identification Number)


         47-25 34th Street, Long Island City, New York           11101
         ---------------------------------------------         ----------
           (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (718) 784-2514


                  11-30 47th Avenue, Long Island City, NY 11101
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2004, High-Rise Electric Inc. ("High-Rise"), a wholly owned subsidiary of DualStar Technologies Corporation ("DualStar" or the "Company"), entered into an agreement with Five Star Electric Corp. ("Five Star") with respect to certain High-Rise projects. Under the terms of this agreement, Five Star will be a subcontractor to High-Rise to complete certain of High-Rise projects. On January 1, 2005, High-Rise transferred to Five Star field and office personnel relating to those projects, including Barry Halpern, President of High-Rise and Vice President of DualStar, and Nicholas Ahel, Vice President of High-Rise, and Vice President of DualStar. For the fiscal years ended June 30, 2003 and 2004, respectively, High-Rise revenues comprised approximately 61% and 72% of DualStar's combined total revenue.

As reported previously, Gary Segal, Five Star's principal officer, previously loaned $2 million to High-Rise; Mr. Segal and DualStar had signed a non-binding letter of intent to explore a potential sale of High-Rise to Mr. Segal.


Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

On December 13, 2004, the Company was notified via voicemail that the Company is in violation of NASD Rule 6530, as the Company has failed to file its Quarterly Report on Form 10-Q for the period ended September 30, 2004 with the Securities and Exchange Commission within the prescribed time period. As a result, the Company has been notified that its common stock may be delisted from the OTC Bulletin Board. If delisted from the OTC Bulletin Board, the Company's common stock may only be quoted on the "pink sheets" maintained by the National Quotation Bureau, Inc.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     (b) On January 12, 2005, Raymond L. Steele, a member of the Board of Directors of DualStar Technologies Corporation and the Audit Committee of the Board of Directors, informed DualStar by letter dated January 10, 2005 that he resigned as a member of the Board of Directors, effective immediately. Mr. Steele stated that he was leaving the Board of Directors for personal reasons unrelated to his service on the Board.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DUALSTAR TECHNOLOGIES CORPORATION
                                                (Registrant)


                                       By: /s/ Gregory Cuneo
                                           -------------------------------------
                                           GREGORY CUNEO
                                           Chairman and Chief Executive Officer

Dated: January 14, 2005